UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 26, 2012

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)          Election of Directors

(1)        The Board of Directors (“Board”) of International Rectifier Corporation (the “Company”) elected Mr. Didier Hirsch as a director of the Company effective March 26, 2012.  Mr. Hirsch was elected to the Board’s single class of directors, with a term expiring at the Company’s 2012 annual meeting of stockholders.

Mr. Hirsch, age 60, currently serves as Senior Vice President and Chief Financial Officer of Agilent Technologies Inc. (“Agilent”), a measurement company and a technology leader in chemical analysis, life sciences, electronics and communications.  Mr. Hirsch has served in that capacity since his appointment in July of 2010 after serving as acting Chief Financial Officer since April of 2010. Mr. Hirsch has been with Agilent since its inception in 1999, first as Vice President and Treasurer through April 2003, as Vice President and Controller from April 2003 to October 2006, and then as Vice President, Corporate Controllership and Tax from November 2006 to July 20, 2010 and as Chief Accounting Officer from November 2007 to July 20, 2010. Prior to his positions at Agilent, Mr. Hirsch was Director of Finance and Administration for Hewlett-Packard Europe, Middle East and Africa.  Prior to joining Hewlett-Packard in 1989, Mr. Hirsch held finance positions at Ford, Bendix/Allied Signal and STMicroelectronics. Mr. Hirsch received his Master’s Degree in Computer Science from Toulouse University and a Master of Science in Industrial Administration from Purdue University.

(2)        There is no arrangement or understanding between Mr. Hirsch and the Company, or to the Company’s knowledge, any other persons pursuant to which Mr. Hirsch was selected as a director.

(3)        Mr. Hirsch has been determined by the Board to be “independent” within the meaning of the New York Stock Exchange definition of that term.  Mr. Hirsch was appointed by the Board to serve on the Audit Committee of the Board.

(4)        There have been no transactions, and no transactions are proposed, by Mr. Hirsch with related persons as defined by Item 404(a) of Regulation S-K.

(5)        For service as a director, Mr. Hirsch will receive an annual retainer of $70,000, with an additional supplementary retainer of $7,500 for service in connection with the Audit Committee, in each case paid quarterly and prorated in the Company’s fiscal year 2012 for the remaining portion of the fiscal year that he serves. On March 26, 2012, in connection with Mr. Hirsch’s appointment to the Board and in accordance with the Company’s practice for new independent directors, Mr. Hirsch received (i) an initial grant of 20,000 stock options, with an exercise price per share equal to the closing price of a share of Company stock on the New York Stock Exchange on March 26, 2012, and (ii) an award of 1444 restricted stock units (“RSUs”), representing the annual award of RSUs to independent directors of the Company for fiscal year 2012 prorated for Mr. Hirsch’s time of appointment during the year.  All such equity awards were made under the Company’s 2011 Performance Incentive Plan and with vesting and other terms in accordance with the Company’s current practices for independent directors.  Mr. Hirsch also will be entitled to the benefit of such other incidental fees and reimbursement practices currently in place for the independent members of the Board.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 26, 2012, in connection with the appointment of Mr. Hirsch to the Board, as described in Item 5.02(d), above, the Board approved an amendment to Section 2(a) of Article III of the Company’s Amended and Restated Bylaws increasing the size of the Board from nine (9) to ten (10). A true and correct copy of the Company’s Amended and Restated Bylaws, effective as of March 26, 2012, and incorporating the above change, is attached hereto, as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.      Regulation FD Disclosure

On March 26, 2012, the Company issued a press release announcing the election of Didier Hirsch to the Company’s Board.  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of International Rectifier Corporation (the “Company”), amended as of March 26, 2012.
99.1	Press Release of the Company, dated March 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2012	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
		Name:	Timothy E. Bixler
		Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the International Rectifier Corporation (the “Company”), amended as of March 26, 2012.

99.1	Press Release of the Company, dated March 26, 2012.